Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT Section 253

CERTIFICATE OF OWNERSHIP MERGING

VIRTUAL PIGGY INCORPORATED

INTO

MOGGLE, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Moggle, Inc., a corporation incorporated on the 11th day of February 2008, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Virtual Piggy Incorporated, a corporation incorporated on the 22nd day of August, 2011, A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 16th day of August, 2011, A.D., determined to and did merge into itself said Virtual Piggy Incorporated which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Virtual Piggy Incorporated, a corporation organized and exiting under the laws of the State of Delaware, and

WHEREAS this corporation desires to merge into itself the said Virtual Piggy Incorporated, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Virtual Piggy Incorporated and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Virtual Piggy Incorporated and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

FURTHER RESOLVED that Moggle, Inc. relinquishes its corporate name and assumes in place thereof the name Virtual Piggy, Inc.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 22nd day of August, 2011, A.D.

By:/s/ Ernest Cimadamore
Authorized Officer

Name: Ernest Cimadamore
Print or Type
Title: CEO / Secretary